Exhibit 10.27

2008 Base Salaries for Named Executive Officers

On June 3, 2008, retroactive to May 1, 2008, the Compensation Committee of the Board of Directors of Environmental Power Corporation (the “Company”) approved the following base salaries for each of the Company’s “named executive officers”, as defined in Item 402 of Regulation S-K.

Name and Title	Base Salary
Richard E. Kessel President and Chief Executive Officer	$318,800

Michael E. Thomas Senior Vice President, Chief Financial Officer and Treasurer	$227,700

Dennis Haines Vice President, General Counsel and Secretary	$221,000